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                              LTC PROPERTIES, INC.

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Company                                            State of Organization
-------                                            ---------------------

LTC REMIC Corporation                                     Delaware
LTC REMIC IV Corporation                                  Delaware
LTC GP I, Inc.                                            Delaware
LTC GP II, Inc.                                           Delaware
LTC GP III, Inc                                           Delaware
LTC GP IV, Inc                                            Delaware
LTC GP V, Inc                                             Delaware
LTC Partners I, L.P.                                      Delaware
LTC Partners II, L.P.                                     Delaware
LTC Partners III, L.P.                                    Delaware
LTC Partners IV, L.P.                                     Delaware
LTC Partners V, L.P.                                      Delaware
LTC Partners VI, L.P.                                     Delaware
LTC Partners VII, L.P.                                    Delaware
LTC Partners VIII, L.P.                                   Delaware
L-Tex GP, Inc.                                            Delaware
L-Tex LP Corporation                                      Delaware
Kansas-LTC Corporation                                    Delaware
University Park Convalescent Center, Inc.                 Florida
Florida-LTC, Inc.                                         Nevada
LTC-West, Inc.                                            Nevada
LTC-Tampa, Inc.                                           Nevada
Education Property Investors, Inc.                        Nevada
Western Healthcare, Funding, Inc.                         Nevada
LTC-Dearfield, Inc.                                       Nevada
Texas-LTC Limited Partnership                             Texas